Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Exact name of obligor as specified in its charter)**

Delhaize Brothers and Co. “The Lion” (Delhaize Group)

(Translation of obligor’s name into English)

**	The obligor’s charter (articles of association) specifies the obligor’s name in French, Dutch and English.

Belgium	Square Marie Curie 40 1070 Brussels Belgium	98-0226019
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of obligor’s principal executive offices)	(I.R.S. Employer Identification No.)

See Table of Additional Obligors Below

Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Name	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.

Delhaize US Holding, Inc. (1)	Delaware	27-1348010
Delhaize America, LLC (1)	North Carolina	56-0660192
Food Lion, LLC (1)	North Carolina	56-2173154
Hannaford Bros. Co. (2)	Maine	01-0085930
Kash n’ Karry Food Stores, Inc. (3)	Delaware	95-4161591
FL Food Lion, Inc. (1)	Florida	56-2051565
Risk Management Services, Inc. (1)	North Carolina	55-0660192
Hannbro Company (4)	Maine	01-0531895
Martin’s Foods of South Burlington, Inc. (4)	Vermont	03-0222879
Boney Wilson & Sons, Inc. (4)	North Carolina	56-0709778
J.H. Harvey Co., LLC (1)	Georgia	05-0582869
Hannaford Licensing Corp. (4)	Maine	01-0512079
Victory Distributors, Inc. (4)	Massachusetts	04-2440100

(1)	The address and telephone number of the principal executive offices of these registrants are P.O. Box 1330, 2110 Executive Drive, Salisbury, North Carolina 28145-1330, (704) 633-8250.
(2)	The address and telephone number of the principal executive offices of this registrant are 145 Pleasant Hill Road, Scarborough, Maine 04074, (207) 883-2911.
(3)	The address and telephone number of the principal executive offices of this registrant are 3801 Sugar Palm Drive, Tampa Florida 33619, (813) 620-1139.
(4)	The address and telephone number of the principal executive offices of these registrants are 145 Pleasant Hill Road, Scarborough, Maine 04074, (207) 885-3071.

Item 1.	General information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

The New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the day 3rd of April, 2012.

THE BANK OF NEW YORK MELLON

By:	/s/ Trevor Blewer
Name: Trevor Blewer
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2011, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,285,000
Interest-bearing balances	118,033,000
Securities:
Held-to-maturity securities	3,521,000
Available-for-sale securities	74,417,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	23,000
Securities purchased under agreements to resell	603,000
Loans and lease financing receivables:
Loans and leases held for sale	10,000
Loans and leases, net of unearned income	27,101,000
LESS: Allowance for loan and lease losses	374,000
Loans and leases, net of unearned income and allowance	26,727,000
Trading assets	5,841,000
Premises and fixed assets (including capitalized leases)	1,208,000
Other real estate owned	12,000
Investments in unconsolidated subsidiaries and associated companies	988,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,415,000
Other intangible assets	1,615,000

Other assets	13,507,000

Total assets	256,205,000

LIABILITIES
Deposits:
In domestic offices	127,980,000
Noninterest-bearing	91,500,000
Interest-bearing	36,480,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	85,660,000
Noninterest-bearing	2,710,000
Interest-bearing	82,950,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,166,000
Securities sold under agreements to repurchase	1,010,000
Trading liabilities	7,283,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,877,000
Not applicable
Not applicable
Subordinated notes and debentures	3,505,000
Other liabilities	8,465,000

Total liabilities	237,946,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,607,000
Retained earnings	8,450,000
Accumulated other comprehensive income	-1,283,000
Other equity capital components	0
Total bank equity capital	17,909,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	18,259,000

Total liabilities and equity capital	256,205,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein John P. Surma	Directors